EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D, and amendments thereto, relating to the Class A ordinary shares, par value $0.0001 per share of Hunt Companies Acquisition Corp. I. This Joint Filing Agreement shall be included as an Exhibit to such joint filing, and may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

In evidence thereof, each of the undersigned, being duly authorized, hereby execute this Joint Filing Agreement.

Dated: November 22, 2021	HUNT CAPITAL HOLDINGS INVESTMENTS, LLC

	By:	/s/ Paul Donnelly
		Name:	Paul Donnelly
		Title:	Senior Vice President

Dated: November 22, 2021	HUNT COMPANIES SPONSOR, LLC

	By:	/s/ Ryan McCrory
		Name:	Ryan McCrory
		Title:	Authorized Signatory

Dated: November 22, 2021	HUNT COMPANIES, INC.

	By:	/s/ Kara Harchuck
		Name:	Kara Harchuck
		Title:	Executive Vice President

Dated: November 22, 2021
/s/ Paul Donnelly
Woody L. Hunt
	By:	Paul Donnelly, Attorney-in-Fact